UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 4, 2014

DARA BioSciences, Inc.
(Exact name of registrant as specified in charter)

Delaware	0-19410	04-3216862
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)
8601 Six Forks Road, Suite 160, Raleigh, North Carolina	27615
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 919-872-5578

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, effective June 17, 2014 the Board of Directors (the “Board”) of DARA BioSciences, Inc. (the “Company”) appointed Christopher G. Clement as the Company’s President and Chief Executive Officer, with director Haywood D. Cochrane, Jr. being concurrently appointed as the Board’s Vice Chairman and David J. Drutz,  M.D. being appointed as the Chairman of the Board and Chief Medical Officer.  On August 4, 2014, upon recommendation of its Compensation Committee, the Board approved changes in the compensation of Messrs. Clement and Cochrane, which changes were made retroactively effective to June 17, 2014, for Mr. Clement and July 1, 2014, for Mr. Cochrane.

Mr. Clement’s base salary will be increased from $275,000 to $325,000 per year and his target bonus will increase from 75% to 100% of base salary.

Mr. Cochrane’s board compensation will decrease from $120,000 to $96,500 per year.

Also on August 4, 2014, the Board determined that in lieu of serving in the role of Vice Chairman of the Board, Mr. Cochrane will serve as the Board’s Lead Independent Director.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically preceded by words such as “believes,” “expects,” “anticipates,” “intends,” “will,” “may,” “should,” or similar expressions, although some forward-looking statements are expressed differently. Forward-looking statements represent the Company's management's judgment regarding future events. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. All statement other than statements of historical fact included in the Current Report on Form 8-K are forward-looking statements. The Company cannot guarantee the accuracy of the forward-looking statements, and you should be aware that the Company's actual results could differ materially from those contained in the forward-looking statements due to a number of factors, including the statements under "Risk Factors" contained in the Company's reports filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.
Dated: August 5, 2014	By:	/s/ Christopher G. Clement
	Name:	Christopher G. Clement
	Title:	Chief Executive Officer and President